Exhibit 5.2

[LETTERHEAD OF MIDAMERICAN ENERGY COMPANY]

September 19, 2013

MidAmerican Energy Company

666 Grand Avenue

Des Moines, Iowa 50309

Ladies and Gentlemen:

I am the Assistant General Counsel of MidAmerican Energy Company, an Iowa corporation (the “Company”). I have served in such capacity in connection with the preparation and filing with the Securities and Exchange Commission (the “Commission”) of a Registration Statement on Form S-3, file no. 333-190862 (the “Registration Statement”), under the Securities Act of 1933, as amended (the “Securities Act”), the prospectus included therein, the preliminary prospectus supplement, dated September 12, 2013, filed with the Commission on September 12, 2013 pursuant to Rule 424(b) of the Securities Act (the “Preliminary Prospectus Supplement”), the final prospectus supplement, dated as of September 12, 2013 filed with the Commission on September 13, 2013 pursuant to Rule 424(b) of the Securities Act (the “Final Prospectus Supplement” and, collectively with the Preliminary Prospectus Supplement, the “Prospectus Supplement”), and the offering by the Company pursuant thereto of $350,000,000 aggregate principal amount of the Company’s 2.40% First Mortgage Bonds due 2019 (the “2019 Bonds”), $250,000,000 aggregate principal amount of the Company’s 3.70% First Mortgage Bonds due 2023 (the “2023 Bonds”) and $350,000,000 aggregate principal amount of the Company’s 4.80% First Mortgage Bonds due 2043 (the “2043 Bonds” and, collectively with the 2019 Bonds and the 2023 Bonds, the “Bonds”).

The Bonds have been issued pursuant to the Indenture dated as of September 9, 2013 (the “Base Indenture”), between the Company and The Bank of New York Mellon Trust Company, N.A., as indenture trustee (the “Trustee”), as supplemented and amended by the First Supplemental Indenture, dated as of September 19, 2013 (the “Supplemental Indenture” and together with the Base Indenture, the “Indenture”) between the Company and the Trustee.

In arriving at the opinions expressed below, I have examined originals, or copies certified or otherwise identified to my satisfaction as being true and complete copies of the originals, of the Base Indenture, the Supplemental Indenture, the Bonds and such other documents, corporate records, certificates of officers of the Company and of public officials and other instruments as I have deemed necessary or advisable to enable me to render these opinions. In my examination, I have assumed, without independent investigation, the genuineness of all signatures, the legal capacity and competency of all natural persons, the authenticity of all

MidAmerican Energy Company

September 19, 2013

documents submitted to me as originals and the conformity to original documents of all documents submitted to me as copies. As to any facts material to these opinions, I have relied to the extent I deemed appropriate and without independent investigation upon statements and representations of officers and other representatives of the Company and others.

Based upon the foregoing, and subject to the assumptions, exceptions, qualifications and limitations set forth herein, I am of the opinion that:

1. The Company is validly existing under the laws of its jurisdiction of incorporation and has all requisite power to execute, deliver and perform its obligations under the Base Indenture, the Supplemental Indenture and the certificates evidencing the global Bonds.

2. The Base Indenture, the Supplemental Indenture and the certificates evidencing the global Bonds have been duly authorized by all necessary corporate or other action and have been duly executed and delivered by the Company.

I render no opinion herein as to matters involving the laws of any jurisdiction other than the State of Iowa and the United States of America. This opinion is limited to the effect of the current state of the laws of the State of Iowa, the United States of America and the facts as they currently exist. I assume no obligation to revise or supplement this opinion in the event of future changes in such laws or the interpretations thereof or such facts.

I consent to the filing of this opinion as an exhibit to the Registration Statement, and I further consent to the use of my name under the caption “Legal Matters” in the Registration Statement and the Prospectus Supplement. In giving these consents, I do not thereby admit that I am within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder.

Sincerely,

/s/ Paul J. Leighton
Paul J. Leighton, Esq.
Assistant General Counsel